UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2019

CAMBRIDGE BANCORP

(Exact name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	001-38184 (Commission File Number)	04-2777442 (IRS Employer Identification No.)

1336 Massachusetts Avenue Cambridge, MA 02138
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 876-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Common Stock	CATC	NASDAQ
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2019, Board of Directors of Cambridge Bancorp appointed Christine Fuchs, Pamela Ann Hamlin, and Laila Partridge to serve on the Board of Directors with terms expiring at the Company’s annual meeting of shareholders in May 2020. The appointment of the new members of the Board of Directors is effective immediately. With the appointment of Mses. Fuchs, Hamlin and Partridge, the Company’s Board consists of 16 directors. Mses. Fuchs, Hamlin and Partridge have not been appointed to any committees of the Board.

There were no arrangements or understandings between Mses. Fuchs, Hamlin or Partridge and any person pursuant to which she was elected as a director. There have been no transactions involving Mses. Fuchs, Hamlin or Partridge that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointments of Mses. Fuchs, Hamlin or Partridge to the Board of Directors is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press release announcing appointment of new directors dated July 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMBRIDGE BANCORP

July 16, 2019
	By:	/s/ Michael F. Carotenuto
Michael F. Carotenuto
Senior Vice President and Chief Financial Officer